UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2024
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Parker Dr., Suite C100A, Austin, Texas 78728
(Address of principal executive offices, including zip code)

(408)-941-7100
Registrant’s telephone number, including area code
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVNW	NASDAQ Stock Market LLC
Preferred Share Purchase Rights		NASDAQ Stock Market LLC

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Principal Accounting Officer; Appointment of New Chief Financial Officer and Principal Accounting Officer

Appointment of New Chief Financial Officer

On May 28, 2024, Aviat Networks, Inc. (the “Company”) announced the appointment of Michael Connaway as the Company’s Senior Vice President and Chief Financial Officer. Mr. Connaway’s employment with the Company commenced on May 28, 2024.
Before joining the Company, Mr. Connaway, age 43, served as the Vice President and Chief Financial Officer of Honeywell International Inc.’s (“Honeywell”) Energy and Sustainability Solutions segment; prior to that role, he was the Chief Financial Officer of Honeywell’s Safety and Productivity Solutions segment from 2022-2023. He served as Chief Financial Officer of Honeywell’s Advanced Materials segment from 2020-2022. Mr. Connaway served as Chief Financial Officer of ABB’s Industrial Solutions business from 2018-2020. From 2002-2018, Mr. Connaway held various titles with increasing seniority starting in their Financial Management Program, next to corporate audit, then various business unit chief financial officer positions up to the role of Global Head, Financial Planning and Analysis for General Electric Company’s GE Industrial Solutions segment. Mr. Connaway holds a degree in finance from Boston College.
The Company entered into an employment agreement with Mr. Connaway in connection with his appointment as Senior Vice President and Chief Financial Officer (the “Employment Agreement”). The Employment Agreement is generally consistent with the terms of the employment agreements that the Company has entered into with other executive officers of the Company, other than with respect to compensation amounts (or target amounts) described below.
The Employment Agreement provides for an annual base salary of $525,000, subject to annual review and adjustment by the Company’s Board of Directors (the “Board”). Starting in the Company’s fiscal year 2024, Mr. Connaway will be eligible to participate in the Company’s Annual Incentive Plan with a target annual bonus of 80% of base salary, based upon achievement of the same performance objectives, floors and caps determined by the Board for the Annual Incentive Plan for executives generally. For fiscal year 2024, Mr. Connaway’s target annual bonus will be prorated based on his start date.
Mr. Connaway will also be eligible to participate in the Company’s Long-Term Incentive Program with a target value of $1,000,000 annually. Mr. Connaway’s participation in the Company’s Long-Term Incentive Program shall be on such terms and conditions as determined by the Board.
Mr. Connaway will also receive a one-time award of $1,000,000 shares of restricted stock with a three-year vesting period, with the first applicable vesting date for such awards on the first anniversary of his start date and additional vesting on each anniversary of such date thereafter.
Mr. Connaway shall also receive a relocation package which will compensate Mr. Connaway for temporary living expenses in Austin, Texas, and relocation expenses in accordance with the Company’s Relocation Policy for Senior Management.
The original term of the Employment Agreement is from May 28, 2024 until the one year anniversary of that date, subject to automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given by either the Company or Mr. Connaway. The Company may terminate Mr. Connaway’s employment with or without Cause (as defined within the Employment Agreement) at any time.
This description of the Employment Agreement is qualified in its entirety by the final terms of the Employment Agreement, a form of which is expected to be filed with the Company’s next Annual Report on Form 10-K. The Employment Agreement provides for the following:
•In the event that Mr. Connaway’s employment terminates due to non-renewal of the Employment Agreement, Mr. Connaway will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment.
•If Mr. Connaway’s employment is terminated by the Company without Cause or due to Mr. Connaway’s death or Disability (each term as defined within the Employment Agreement), or if Mr. Connaway resigns from employment with the Company for Good Reason (collectively, a “Qualifying Termination”), Mr. Connaway will be entitled to the following severance benefits as long as Mr. Connaway signs a general release in favor of the Company:
◦a lump sum payment equal to the product of (i) 1.0 and (ii) the sum of Mr. Connaway’s base salary and Mr. Connaway’s prorated target annual bonus as of the termination date, each as in effect on the date of the Qualifying Termination; and
◦payment of premiums necessary to continue group health insurance under COBRA for Mr. Connaway and Mr. Connaway’s eligible dependents for a period of up to 12 months following the Qualifying Termination.
•If, within the three (3) months preceding or the twelve (12) months following any “change in control” (as defined within the Employment Agreement), Mr. Connaway experiences a Qualifying Termination (a “CIC Termination”) and signs a general release of claims in favor of the Company, Mr. Connaway will be entitled to the following severance benefits and payments:
◦a lump sum payment equal to the product of (i) 1.0 and (ii) the sum of Mr. Connaway’s base salary and Mr. Connaway’s target annual bonus, each as in effect on the date of the CIC Termination;
◦all of Mr. Connaway’s outstanding equity awards will fully vest (with performance awards vesting based on actual performance (if determinable) or target); and
◦payment of premiums necessary to continue group health insurance under COBRA for Mr. Connaway’s eligible dependents for a period of up to 18 months following the CIC Termination.
The Employment Agreement also contains a non-compete covenant generally prohibiting Mr. Connaway from providing services to a competitor or soliciting employees or business contacts for 12 months following Mr. Connaway’s termination of employment for any reason. In addition, the Employment Agreement mandates that Mr. Connaway’s confidentiality obligations continue even after Mr. Connaway’s termination of employment.
The selection of Mr. Connaway to serve as the Company’s Senior Vice President and Chief Financial Officer was not pursuant to any arrangement or understanding with any other person. Mr. Connaway does not have a family relationship with any of the officers or directors of the Company.
There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.
Departure of Chief Financial Officer
David Gray, Senior Vice President and Chief Financial Officer of the Company, voluntarily resigned from his position, effective May 28, 2024.
Entry into Separation Agreement and Consulting Agreement with David Gray
On May 28, 2024, the Company entered into a formal separation agreement and release agreement with Mr. Gray (the “Separation Agreement”). The Separation Agreement includes the following payment provisions: (i) one year of salary, (ii) prorated target annual bonus as of the Separation Agreement and (iii) payment of premiums necessary to continue group health insurance under COBRA for Mr. Gray and Mr. Gray’s eligible dependents for a period of up to 12 months following. On May 28, 2024, Mr. Gray also entered into a consulting agreement with the Company and will serve as a consultant to the Company through September 29, 2024 (the “Consulting Agreement” and the “Gray Consulting Period”). During the Gray Consulting Period, Mr. Gray will provide consulting services at a rate of $5,000 per month. Mr. Gray has also agreed to customary confidentiality restrictions within the Consulting Agreement.
The foregoing description of the Separation Agreement and Consulting Agreement is qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement which are attached as Exhibits 10.1 and 10.2.

Item 8.01. Other Events.

On May 28, 2024, the Company issued a press release regarding the appointment of Mr. Connaway. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated May 28, 2024.
10.2	Consulting Agreement dated May 28, 2024.
99.1	Press Release dated May 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

Date: May 28, 2024	By:	/s/ Peter A. Smith
		Name:	Peter A. Smith
		Title:	President and Chief Executive Officer